UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 20, 2008

NEUROBIOLOGICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23280	94-3049219
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 800, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 595-6000

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 20, 2008, Neurobiological Technologies, Inc. (the “Company”) entered into an Amendment the “Amendment”) to the License and Cooperation Agreement (the “Agreement”) with Merz Pharmaceuticals GmbH (“Merz”) and Children’s Medical Center Corporation (“CMCC”) effective as of February 15, 2008. The Amendment modifies the terms of the royalties to be paid to the Company on sales of memantine, including (i) discontinuing the payment of royalties on sales of memantine for Alzheimer’s disease outside of the United States beginning in the fourth quarter of 2007 (for which the Company is due to receive a royalty payment in April 2008) and (2) providing for a staged reduction in the royalty rates to be paid to the Company and CMCC on sales of memantine in the United States beginning in the third quarter of 2008. In addition, the Amendment provides that neither CMCC nor Merz will give notice of termination of the Agreement under section 10.6 thereof before July 1, 2009 or to be effective before January 1, 2010.

In connection with entering into the Amendment, NTI received the payment from Merz due on January 30, 2008 of the royalties on sales of memantine in the third quarter of 2007 in the amount of $2,161, 228.

The foregoing description of the Amendment is a summary of the material terms of such amendment, does not purport to be completed and is qualified in its entirety by reference to the Amendment, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 25, 2008

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By:	/s/ Paul E. Freiman
Paul E. Freiman President and Chief Executive Officer